Westwood Holdings Group, Inc. March 2013 Investor Presentation Brian O. Casey President & Chief Executive Officer Mark A. Wallace Chief Financial Officer Bill Hardcastle Vice President Exhibit 99.1

Forward – Looking Statements
Statements in this presentation that are not purely historical facts, including statements about our expected future financial position, preliminary estimates, results of operations or cash flows, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,”
“intend,” “should,” “could,” “goal,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-
looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of
1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-
looking statements due to a number of factors, including, without limitation, those set forth below:
• our ability to identify and successfully market services that appeal to our customers;
• the significant concentration of our revenues in four of our customers;
• our relationships with investment consulting firms;
• our relationships with current and potential customers;
• our ability to retain qualified personnel;
• our ability to successfully develop and market new asset classes;
• our ability to maintain our fee structure in light of competitive fee pressures;
• competition in the marketplace;
• downturn in the financial markets;
• the passage of legislation adversely affecting the financial services industries;
• interest rates;
• changes in our effective tax rate;
• our ability to maintain an effective system of internal controls; and
• the other risks detailed from time to time in our SEC reports.
Additional factors that could cause our actual results to differ materially from our expectations are discussed under the section entitled “Risk Factors”
in our Form 10-K for the year ended December 31, 2012, which together with our other filings can be viewed at www.sec.gov. You should not unduly rely on these forward-looking statements. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements.

Agenda I. Firm Overview II. Growth Opportunities III. Financial Highlights IV. Equity Based Compensation V. Summary

Firm Overview

Westwood at a Glance
• Asset management firm focused on Value & Income, Global & Emerging Markets strategies
• Serving institutional, private client and mutual fund investors since 1983
• Publicly traded since 2002 (NYSE : WHG)
1
as of February 28, 2013

Firm Overview
Financial Profile
•
2012 Revenue: $77 million
•
Assets Under Management: $14.2 billion
•
Dividend yield @ $1.60 annual rate: 3.9%¹
•
Equity market cap: $336 million¹
•
Liquid balance sheet: $63.7 million of cash
and investments at year-end
•
No debt
•
Equity ownership
-
Employees & Directors: 30%
-
Institutional holdings: 59%

Organization & Product Distribution
• Targeted consultant relationships
• Subadvisory partners
• Plan sponsor direct marketing
Institutional
Mutual Funds
Westwood Management
Westwood Holdings Group, Inc.
Private Wealth
Westwood International
Westwood Trust
Westwood Funds
• Client referrals
• Third party referral sources
• Local community involvement
• DC consultants
• Private Wealth Advisors
• Media
• Separately managed
portfolios
• Subadvisory
• UCITS
• Canadian pooled fund
• Separately managed
portfolios
• Subadvisory
• Collective funds
• Enhanced Balanced
TM
asset allocation model
• Commingled funds
• Separately managed
portfolios
• Tax-managed accounts
• Capped expense ratios
• Institutional share class
- Defined
contribution plans
- Other institutions
• A share class
- Mutual fund
supermarkets

D i s t r I b u t I o n C h a n n e l s

*The institutional track record started January 1, 2002. In 2001, Westwood transitioned a midcap core equity strategy to the institutional SMidCap strategy. The midcap core portfolio was exclusively offered to private clients of
Westwood's Trust Company. This change occurred as a result of the increased demand we observed by institutional investors. January 1, 2002 reflects the inception of the institutional SMidCap Equity strategy. The true inception date of the composite is 7/1/97. This strategy has consistently adhered to Westwood's investment process and philosophy. Please see appendix for full performance disclosures. The disclosures provided are considered an integral part of this presentation.
Domestic Equity Strategies
SmallCap
Value
1/1/04
SMidCap
Value *
1/1/02
(closed)
SMidCap Value
Plus+
7/1/10
LargeCap
Value
1/1/87
AllCap
Value
7/1/02
Dividend
Growth
11/1/93
Total Firm Assets Under Management as of 12/31/12:  $14.2B
Specialized Strategies
Income Opportunity
1/1/03
LargeCap Value – Socially
Responsible Investing
1/1/98
Master Limited Partnership
Infrastructure Renewal
1/1/03
Westwood Offerings
Product Mix Expanding with Non-U.S. & Specialized Offerings
Global/Emerging Markets Strategies
Global  Equity
7/1/12
Global  Dividend
7/1/12
Emerging Markets
7/1/12
Emerging Markets Plus
7/1/12

Since Inception Returns Through 2012
Westwood
Benchmark
20%
15%
10%
5%
0%
LargeCap Value
SMidCap Value
SMidCap Plus+
SmallCap Value
AllCap Value
Income
Balanced

Since Inception Standard Deviation Through 2012
Westwood
Benchmark
25%
20%
15%
10%
5%
0%
LargeCap Value
SMidCap Value
SMidCap Plus+
SmallCap Value
AllCap Value
Income Opportunity
Balanced

*Due to capacity constraints, this product closed to new investors effective October 1, 2009. Performance provided reflects the institutional track record which started January 1, 2002. In 2001, Westwood transitioned a midcap core equity strategy to the institutional SMidCap strategy.
The midcap core portfolio was exclusively offered to private clients of Westwood's Trust Company. This change occurred as a result of the increased demand we observed by institutional investors. January 1, 2002 reflects the inception of the institutional SMidCap Equity strategy. The true inception date of the composite is 7/1/97. This strategy has consistently adhered to Westwood's investment process and philosophy. Past performance is not a guarantee of future returns. Please see appendix for full performance disclosures
(http://westwoodgroup.com/disclaimers.pdf).
The disclosures provided are considered an integral part of this presentation. Benchmark Data Source: © 2012 FactSet Research Systems, Inc. All Rights Reserved.
Investment Product Performance
Delivered Excess Returns with Lower than Benchmark Risk
Net of Fees 10.8% 12.8% 17.1% 8.9% 7.5% 9.2% 9.1%

Portfolio Attributes
Westwood International’s AUM Surpassed $1B
Emerging
Markets
Emerging
Markets Plus
Global
Dividend
Global
Equity
Target number of holdings 70-90 50-70 65-90 65-85
Positions at initiation 1.2 - 1.5% 1.6 - 1.8% 1.0 - 1.2% 1.2 - 1.5%
Initial universe
27 countries
5,000+ securities
27 countries
5,000+ securities
45 countries
10,000+ securities
45 countries
10,000+ securities
Minimum Market capitalization (USD)
$500 million $1.5 billion $500 million $1 billion
Liquidity (most recent 100 days -
USD)
$3.5 million daily
trading average
$7 million daily trading
average
$3.5 million daily
trading average
$7.5 million daily
trading average
Capacity (USD)
$4 billion $4 billion $7 billion $10 billion
Prospective Client Reserved Capacity $2.3 billion $0.5 billion $1 billion $1 billion
Remaining Capacity $1.2 billion $3.4 billion $5.9 billion $8.8 billion

Growth Opportunities

Growth Opportunities
• Significant capacity remains in seasoned products
-
Opportunity for substantial operating leverage
• Subadvisory mandates
-
Access to broad distribution infrastructure &
global markets
-
Support partner distribution network vs. building
proprietary distribution network
• Westwood Funds
-
Family of 10 mutual funds
-
Assets under management currently exceed
$1.8 billion
-
Launched Emerging Markets, Global Equity, and
Global Dividend in 4Q12
-
Strong organic growth
-
Asset acquisition opportunities

• Private Wealth
• Westwood International
-
Cultivate new products
-
Expand private wealth
platform
in new markets
-
Acquisition opportunities
in strategic markets
-
International Distribution
-
New Product Opportunities
-
Specialized Country Fund Structures

Growth Opportunities
Significant Product Capacity For Future Growth
Seasoned Products
(>3 year track record & >$100 Million in assets)
Assets Under
Management
As of 12/31/12
Estimated
Maximum
Capacity AUM
Asset Growth
Potential
Product
Inception
LargeCap Value $5.2 billion $25 billion $19.8 billion 1987
SMidCap Plus+ $492 million $8 billion $7.5 billion 2010
SMidCap Value $2.8 billion $3 billion Closed 1997
SmallCap Value $217 million $1.5 billion $1.3 billion 2004
AllCap Value $402 million $10 billion $9.6 billion 2002
Dividend Growth $182 million $20 billion $19.8 billion 2001
Income Opportunity $1.7 billion $5 billion $3.3 billion 2003
MLP $236 million $1.5 billion $1.3 billion 2003
Total Seasoned $11.2 billion $74 billion $62.6 billion
New & Unseasoned (R&D) & Legacy Products
Emerging Markets $538 million $4 billion $3.5 billion 2012
Emerging Markets Plus $104 million $4 billion $3.9 billion 2012
Global Equity $226 million $10 billion $9.8 billion 2012
Global Dividend $20 million $7 billion $6.9 billion 2012
Short Duration High Yield $54 million N/A N/A 2011
Balanced / Fixed Income / REIT / Global Strategic Diversification $614 million N/A N/A Various
Note: Table reflects Westwood Management AUM as of 12/31/12 (including Westwood Trust commingled funds); excludes approximately $912 million in Westwood Trust separately managed accounts, agency assets and subadvised commingled funds and $581 million of additional assets managed by Omaha office

WESTWOOD®

UBS

Principal® Financial Group

PICTET 1805

WILMINGTON TRUST

THE TIMOTHY PLAN®

STATE FARM INSURANCE Auto Life Fire

RBC® RBC Global Asset Management™

Delaware Investments® A member of Macquarie Group MACQUARIE

TETON Westwood Funds

NATIONAL BANK

Growth Opportunities Sub-Advisory Brands 8 • Access to established distribution channels • Generally lower average fee, but high profitability due to low incremental costs

WESTWOOD®

$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$ Millions
Dec-05
May-06
Oct-06
Mar-07
Aug-07
Jan-08
Jun-08
Nov-08
Apr-09
Sep-09
Feb-10
Jul-10
Dec-10
May-11
Oct-11
Mar-12
Aug-12
Jan-13

Growth Opportunities – Westwood Funds
Mutual Funds Now Represent 12% of AUM
•
Mutual Fund Assets have grown to
$1.8 billion from initial two fund launch
in December 2005
•
Six funds added last two years:
- 2011: Dividend Growth, SMidCap
Plus+, Short Duration High Yield
- 2012:  Emerging Markets, Global
Equity, and Global Dividend
•
Targeted to institutional, defined
contribution and RIA markets
Growth in Westwood Funds Assets 1
Domestic Value & Income Strategies
LargeCap
Value
WHGLX
SMidCap
WHGMX
SMidCap
Plus+
WHGPX
SmallCap
Value
WHGSX
Dividend Growth
WHGDX
Income
Opportunity
WHGIX
Short Duration
High Yield
WHGHX
International Strategies
Emerging Markets
WWEMX
Global Dividend
WWGDX
Global Equity
WWGEX
Note:  Short Duration High Yield is subadvised by SKY Harbor Capital Management, LLC

1
thru February 28, 2013

WESTWOOD

Westwood Funds ($1.7 bn)
82.6%
17.4%
T. Rowe Price ($341 bn)
68.5%
31.5%
GAMCO Investors Inc. ($19 bn)
55.1%
44.9%
Janus ($90 bn)
54.9%
45.1%
Franklin Resources ($401 bn)
52.9%
47.1%
Federated ($56 bn)
49.5%
50.5%
Legg Mason ($106 bn)
49.1%
50.9%
AllianceBernstein ($54 bn)
44.7%
55.3%
Cohen & Steers ($18 bn)
43.3%
56.7%
BlackRock ($723 bn)
41.2%
58.8%
INVESCO PLC ($155 bn)
35.9%
64.1%
Nuveen ($99 bn)
34.0%
66.0%
Waddell & Reed ($72 bn)
30.3%
69.7%
Eaton Vance ($99 bn)
20.2%
79.8%
Calamos Advisors ($23 bn)
14.3%
85.7%
4 & 5 Star
1, 2, & 3 Star

Growth Opportunities – Westwood Funds
Substantial Proportion of 4 & 5 Star Rated Funds
Proportion of Assets Rated Four or Five Star by Morningstar (Asset Weighted)
Source: JPMorgan U.S. Asset Managers – North America Equity Research dated February14 ,2013; Strategic Insight.
Westwood Funds AUM as of 1/31/13

WESTWOOD®

- 11 asset classes managed by Westwood Management
- 2 asset classes managed by external sub-advisors

Enhanced Balanced
60% MSCI ACWI IMI/40% BC US Universal
11.4%
11.0%
34.7%
30.4%
28.8%
23.6%
140.0%
126.6%
178.5%
144.6%
508.6%
323.2%
514.9%
327.4%
1 Year
3 Years
5 Years
10 Years
15 Years
20 Years
Since Inception

Westwood Trust – Private Wealth
Focused on Organic Growth and Selective Acquisitions
• Low cost, efficient solution
• Asset gathering platform
• “Best Ideas”
• Consultative approach
1 For the period from 1/1/93 to 12/31/12, the Enhanced Balanced performance shown is that of a representative client who has been diversified among the available Westwood commingled funds throughout their term with Westwood. Since 12/31/12, the Enhanced Balanced performance shown is a composite of several clients who have been diversified among the available Westwood commingled funds throughout their term with Westwood..
2
The Enhanced Balanced strategy is benchmarked 60% against the MSCI ACWI IMI Index and 40% against the
Barclays US Universal Index. The MSCI ACWI IMI Index is an unmanaged market index consisting of Large, Mid and Small Cap equities in 24 Developed Markets and 21 Emerging Markets Countries. The Barclays US Universal Index is an unmanaged market index consisting of US Dollar denominated taxable bonds that are rated either investment grade or highyield. Since the inception of the MSCI ACWI IMI index is June 1, 1994,the MSCI ACWI index was used from January 1, 1993 – May 31, 1994. Westwood discontinued the use of the 60% S&P 500 and 40% Barclays
Government Credit benchmark on 7/31/12 and the change was made retroactively. The new benchmark is more representative of the characteristics of the strategy because it represents both a global equity focus and a US investment grade and US high yield bond allocation. The 60%
S&P 500 and 40% Barclays Government Credit benchmark does not accurately represents the characteristics of the strategy. Past performance is not indicative of future results. Stock market conditions vary from year toyear and can result in a decline in market value. This information is provided for clients and prospective clients of Westwood Management Corp. and Westwood Trust only. This is not an offer or recommendation to buy or sell a security or an economic sector.

• Establishes long-term trust relationship
• Capable of serving multiple generations
Enhanced Balanced
Trust Services
Continuity of Leadership Comprehensive Allocation Strategy
• Randy Root, President Westwood Trust
Dallas (20 yrs)
• Art Burtscher, President Westwood
Trust Western Region (13 yrs)
• Kallie Myers, Board Certified Attorney

1 Team members are listed from left to right as shown in picture above.
Westwood International Advisors Investment Team
Global Team with Impressive Track Record
Team Members¹
Sector Coverage Industry Experience
Patricia Perez-Coutts, CFA –
Senior Vice President, Portfolio Manager
Lead Portfolio Manager 27 Years
Thomas Pinto Basto, CFA –
Vice President, Portfolio Manager
Technology,
Telecommunications
19 Years
Alice Popescu, CFA, CMT, DMS –
Associate Portfolio Manager
Consumer Discretionary, Energy 10 Years
Richard Dolhun, MBA –
Global Equity Analyst
Consumer Staples, Health Care 17 Years
Martin Pradier, CFA –
Global Equity Analyst
Materials, Industrials 23 Years
Max El-Sokkary, CFA –
Global Equity Analyst
Financials 18 Years
Gerald Loo, CIM –
Vice President
Portfolio Specialist 15 Years

Growth Opportunities
Westwood International Advisors

•
Internationally diverse team – 10 languages spoken fluently
•
Collectively lived or worked in 10 countries
•
Global research coverage of all GICS sectors – developed and emerging economies
•
Average 18 years of industry experience
•
Focus on Economic Value Added (EVA)
•
Risk management incorporated at every step of the process
•
Long-term focus with very low turnover (< 20% annualized on average)
Diversity
Experience
Investment Approach

Financial Highlights

Diamond Hill Investment Group
Virtus Investment Partners
BlackRock, Inc.
WHG
T. Rowe Price Group
Franklin Resources
Cohen & Steers
Affiliated Managers Group
Eaton Vance Corp.
Waddell & Reed Financial
Invesco Ltd.
Gamco Investors
AllianceBernstein Holding LP
Federated Investors, Inc.
Calamos Asset Management
Janus Capital Group Inc.
Pzena Investment Mgmt
Artio Global Investors
1951%
1051%
471%
404%
403%
265%
233%
212%
164%
112%
104%
95%
-2%
-3%
-37%
-48%
-69%
-93%
-200%
-100%
0%
100%
200%
300%
400%
500%

Total Return Since 2002 WHG Spin-off Data as of 12/31/12 Track Record of Shareholder Value Creation 14

2012 Highlights
•
AUM increased 8% to $14.2 billion
•
Average asset based fee increased from 53 bps to 55 bps
•
Income Opportunity strategy, with its focus on current income and lower volatility, experienced high demand, nearly doubling its assets to over $1.7 billion
•
SmallCap and MLP products experiencing high levels of interest
•
Global and Emerging Market Strategies surpassed $1B AUM
•
Record 2012 revenue of $77.5 million, a 12.5% increase over the prior year
•
Net income decreased to $12.1 million, reflecting WIA start-up costs
•
Economic earnings increased 15% to $29.2 million¹
•
Increased quarterly dividend to $0.40 per share; dividend yield of 3.9% at February 28, 2013
•
Repurchased $3.8 million (97,724 shares) of our common stock
•
Liquid cash and investments of $63.7 million at December 31, 2012 vs. $57 million in 2011
Assets Under
Management
Investment Strategies
Operating Results
Capital Management

1
Excludes $5.9 million of Westwood International  Advisors related losses

Five-Year AUM Growth vs. Market
WHG AUM
S&P 500
Values Indexed to 100 at December 31, 2007
200
180
160
140
120
100
80
60
40
20
0
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12

- 5-year compound annual growth rate in AUM of 12.5%
- Over this same period, the level of the S&P 500 index has declined by a cumulative 3%
- Trailing five years net inflows of $2.7 billion

AUM ($ billions)
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Institutional
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12

AUM ($ billions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Private Wealth
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12

AUM ($ billions)
$2.0
$1.5
$1.0
$0.5
$0.0
Mutual Funds
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12

16 Growth in Assets Under Management

0.56%
0.54%
0.52%
0.50%
0.48%
0.46%
0.44%
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Q4 2012

Average Asset-Based Fees 17 Note: excludes impact of performance-based fees Westwood Average Asset-Based Fee

16.3% CAGR
Quarterly Asset-based Advisory & Trust Fees[1]
($ millions)
$20.0
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Q4 2007
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Q4 2012
Asset-based advisory and trust fees

Quarterly Revenue Growth – Trailing Five Years 1 Excluding performance-based fees 18

WESTWOOD®

Quarterly Dividend
Q4
Q3
Q2
Q1
Dividends declared per share
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Annual Dividends
Special Dividends
Quarterly Dividends
$ millions
$14
$12
$10
$8
$6
$4
$2
$-
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Attractive Dividend Returns $91 Million of Dividends Declared Since Becoming Public *Data as of 12/31/12, excludes special dividends 19

WHG Market Value
S&P 500 Market Value
Idexed at 100 at 7/31/02
500
450
400
350
300
250
200
150
100
50
0
Jul-02
Feb-03
Sep-03
Apr-04
Nov-04
Jun-05
Jan-06
Aug-06
Mar-07
Oct-07
May-08
Dec-08
Jul-09
Feb-10
Sep-10
Apr-11
Nov-11
Jun-12
Jan-13

$ Millions
365
315
265
215
165
115
65
16% CAGR
Jul-02
Feb-03
Sep-03
Apr-04
Nov-04
Jun-05
Jan-06
Aug-06
Mar-07
Oct-07
May-08
Dec-08
Jul-09
Feb-10
Sep-10
Apr-11
Nov-11
Jun-12
Jan-13

Shareholder Value Creation WHG vs. S&P 500 Market Capitalization 20 WHG Market Capitalization

Equity Based Compensation

Compensation Philosophy

- Equity-based Compensation
  - Aligns employee interests with clients and shareholders
  - Attracts and retains talented individuals and teams
  - Equity awards vest with time or performance

Westwood Compensation Mix & Restricted Stock Grant History[1]
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012
Salary
Cash bonus
Equity-based

[1]Excludes Westwood International Advisors

Time-Vested Restricted Stock Grants
Shares Granted
250,000
200,000
150,000
100,000
50,000
0
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Grant Year

21 Equity Based Compensation

•
Annual Cash Performance Awards funded into an Employee Benefit Trust
•
RBC as Trustee invests funds in WHG common stock
•
WHG common stock acquired in open market transactions by the Trust
•
Stock held in trust until employee vests in the Award
•
Awards cliff vest 3 years after performance period
•
2013 Cash Awards approximate $880,000  – all of which will be used to purchase WHG stock
•
Share Award Plan is Anti-Dilutive
Canadian Share Award Plan
Share Award Plan

•
Granted 188,124 restricted shares in  February 2013
•
291,079 shares currently available for future grants
•
Proposal to increase shares available for future grants by 500,000
•
Total represents    4 years based on 2013 grant levels
Equity Based Compensation

Summary

Strategic Priorities

• Focus on Improving LargeCap
and SMidCap performance
• Broaden Institutional Sales
• Fill remaining capacity of existing products
• Cultivate new relationships with
strong global partners
• Hired first mutual fund and managed account
sales professional
• Continue to expand sales and
marketing platforms
• Create commingled and UCITS Funds
for global prospects
• Add Sales and Relationship Managers
• Corporate Development Opportunities
• Focus on Performance
• Capitalize on existing pipelines
• Leverage National Bank of Canada relationship
Improve Performance & Fill Capacity
Sub-Advisory Mandates
Westwood Funds
Expand Private Wealth Platforms
Westwood International Advisors

www.westwoodgroup.com 200 Crescent Court Suite 1200 Dallas, Texas 75201 T. 214.756.6900 * * * * * * * * * * * * * * * * *

Disclosures

WESTWOOD®

As supplemental information, we are providing a non-GAAP performance measure that we refer to as Economic Earnings. We provide this measure in addition to, not as a substitute for, net income, which is reported on a GAAP basis. Management reviews Economic Earnings to evaluate Westwood's ongoing performance allocate resources and review dividend policy. We believe that this non-GAAP performance measure, while not substitutes for GAAP net income is useful for both management and investors when evaluating Westwood's underlying operating and financial performance and its available resources. We do not advocate that investors consider this non-GAAP measure without considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets.

Economic Earnings Reconciliation
Economic Earnings Reconciliation
($ thousands)
2007 2008 2009 2010 2011 2012
GAAP net income $          7,944 $        10,543 $         7,895 $       11,280 $         14,686 $       12,090
Add: Restricted stock expense 5,316 6,735 7,666 9,269 9,969 10,515
Add: Intangible amortization - - 13 155 498 472
Add: Tax benefit from goodwill amortization - - 5 59 189 154
Economic Earnings $       13,260 $       17,278 $      15,579 $       20,763 $       25,342 $       23,231

WESTWOOD®

LargeCap Value Disclosure Information

PERFORMANCE RESULTS: LARGECAP EQUITY COMPOSITE

January 1, 2001 through December 31, 2012

Reporting Currency: USD   Creation Date: January 1994

Year	Gross-of-Fees Return	Net-of-Fees Return	Russell 1000 Value	S&P 500	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev R1000V	Total Composite Assets ($Mils)	Percentage of Firm Assets (%)	Percentage of Non-Fee Paying Portfolios (%)	Total Firm Assets (%)
2012	16.8%	16.4%	17.5%	16.0%	39	0.3	17.1%	15.5%	$4,500.2	34.2%	0.0%	$13,140.2
2011	0.1%	-0.3%	0.4%	2.1%	41	0.3	19.3%	20.7%	$4,982.2	41.6%	0.0%	$11,978.1
2010	13.7%	13.3%	15.5%	15.1%	47	0.3			$5,051.0	45.1%	0.0%	$11,215.0
2009	14.5%	14.2%	19.7%	26.5%	46	0.5			$4,375.5	46.9%	0.0%	$9,322.6
2008	-32.4%	-32.7%	-36.9%	-37.0%	36	0.3			$3,142.0	48.1%	0.0%	$6,538.0
2007	13.3%	12.9%	-0.2%	5.5%	34	0.3			$2,921.7	41.1%	0.0%	$7,113.2
2006	19.9%	19.5%	22.3%	15.8%	32	0.1			$2,368.8	43.4%	0.0%	$5,456.9
2005	15.8%	15.3%	7.1%	4.9%	32	0.3			$2,656.2	57.7%	0.0%	$4,606.5
2004	14.2%	13.7%	16.5%	10.9%	39	0.3			$2,572.6	67.7%	0.0%	$3,797.6
2003	24.8%	24.3%	30.0%	28.7%	42	0.5			$2,341.3	61.4%	0.0%	$3,815.3
2002	-15.7%	-16.1%	-15.5%	-22.1%	38	0.5			$1,822.5	45.4%	0.0%	$4,014.6
2001	-8.2%	-8.6%	-5.6%	-11.9%	35	0.4			$1,880.7	46.8%	0.0%	$4,022.9

Composite Description: The LargeCap composite includes all taxable and tax-exempt, fee-paying fully discretionary accounts invested primarily in equity securities with market capitalizations above $7.5 billion and having comparable objectives. Inception Date January 1, 1987.

Benchmark: The LargeCap Composite is benchmarked against the Russell 1000 Value. The Russell 1000 Value Index is an unmanaged market index that measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower expected growth values. The Russell 1000 Index is an unmanaged market index that measures the performance of the 1000 largest companies in the Russell 3000 Index. The S&P 500 Index covers 500 companies of the U.S. markets, is capitalization weighted, and includes a representative sample of leading companies in leading industries. The S&P 500 Index is an unmanaged market index.

Minimum Account Size: The minimum portfolio size for inclusion in the LargeCap Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark (Russell 1000 Value) returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for LargeCap Equity institutional accounts is 0.75% on the first $25 million, negotiable thereafter.

Compliance Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been indepedently verified for the periods January 1, 1995 through December 31, 2011.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The LargeCap Value Composite has been examined for the periods January 1, 1995 through December 31, 2011. The verification and performance examination reports are available upon request.

	LARGECAP EQUITY COMPOSITE RETURNS Gross of Fees	Net of Fees	Russell 1000 Value	S&P 500
ANNUALIZED RETURNS				
1 Year	16.8 %	16.4 %	17.5 %	16.0 %
2 Years	8.1 %	7.0 %	8.0 %	8.0 %
3 Years	9.9 %	9.5 %	10.9 %	10.9 %
4 Years	11.1 %	10.7 %	13.0 %	14.6 %
5 Years	0.6 %	0.2 %	0.6 %	1.7 %
6 Years	2.6 %	2.2 %	0.5 %	2.3 %
7 Years	4.9 %	4.5 %	3.3 %	4.1 %
8 Years	6.2 %	5.8 %	3.8 %	4.2 %
9 Years	7.1 %	6.7 %	5.1 %	4.9 %
10 Years	8.7 %	8.3 %	7.4 %	7.1 %
11 Years	6.2 %	5.8 %	5.1 %	4.1 %
12 Years	4.9 %	4.5 %	4.1 %	2.6 %
13 Years	5.6 %	5.2 %	4.4 %	1.7 %
14 Years	6.2 %	5.7 %	4.6 %	2.9 %
15 Years	7.1 %	6.7 %	5.3 %	4.5 %
16 Years	8.6 %	8.1 %	6.9 %	6.1 %
17 Years	9.7 %	9.2 %	7.7 %	7.0 %
18 Years	11.2 %	10.5 %	9.3 %	8.5 %
19 Years	10.8 %	10.2 %	8.6 %	8.1 %
20 Years	11.2 %	10.5 %	9.1 %	8.2 %
21 Years	11.1 %	10.5 %	9.3 %	8.2 %
22 Years	11.6 %	11.0 %	10.0 %	9.1 %
23 Years	10.6 %	10.0 %	9.1 %	8.6 %
24 Years	11.5 %	10.9 %	9.7 %	9.4 %
25 Years	11.6 %	11.0 %	10.2 %	9.7 %
26 Years	11.5 %	10.8 %	9.8 %	9.5 %
Since Inception (1/1/87)	11.5 %	10.8 %	9.8 %	9.5 %

	LARGECAP EQUITY COMPOSITE RETURNS Gross of Fees	Net of Fees	Russell 1000 Value	S&P 500
CALENDAR YEAR RETURNS				
2012	16.8 %	16.4 %	17.5 %	16.0 %
2011	0.1 %	-0.3 %	0.4 %	2.1 %
2010	13.7 %	13.3 %	15.5 %	15.1 %
2009	14.5 %	14.2 %	19.7 %	26.5 %
2008	-32.4 %	-32.7 %	-36.9 %	-37.0 %
2007	13.3 %	12.9 %	-0.2 %	5.5 %
2006	19.9 %	19.5 %	22.3 %	15.8 %
2005	15.8 %	15.3 %	7.1 %	4.9 %
2004	14.2 %	13.7 %	16.5 %	10.9 %
2003	24.8 %	24.3 %	30.0 %	28.7 %
2002	-15.7 %	-16.1 %	-15.5 %	-22.1 %
2001	-8.2 %	-8.7 %	-5.6 %	-11.9 %
2000	13.5 %	13.1 %	7.0 %	-9.1 %
1999	13.8 %	13.3 %	7.4 %	21.0 %
1998	21.5 %	20.6 %	15.6 %	28.6 %
1997	33.6 %	32.7 %	35.2 %	33.4 %
1996	27.8 %	26.9 %	21.6 %	23.0 %
1995	40.5 %	39.3 %	38.4 %	37.6 %
1994	4.2 %	3.5 %	-2.0 %	1.3 %
1993	19.2 %	18.5 %	18.1 %	10.1 %
1992	9.0 %	8.3 %	13.8 %	7.6 %
1991	24.7 %	23.9 %	24.6 %	30.5 %
1990	-9.2 %	-10.0 %	-8.1 %	-3.1 %
1989	32.5 %	31.7 %	25.2 %	31.7 %
1988	16.6 %	15.7 %	23.2 %	16.6 %
1987	7.8 %	6.9 %	0.5 %	5.3 %

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source: © 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

SMidCap Value Disclosure Information*

PERFORMANCE RESULTS: SMIDCAP COMPOSITE

January 1, 2000 through December 31, 2012

Reporting Currency: USD

Creation Date: July 1997

Year	Gross of Fees Return	Net of Fees Return	Russell 2500	Russell 2500 Value	Number of Portfolios	Dispersion	Composite 3-Yr St Dev	Russell 2500 3-Yr St Dev	Russell 2500 Value 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012	14.2%	13.8%	17.9%	19.2%	21	0.4	17.7%	19.0%	18.4%	$1,914.3	14.6%	$13,140.2
2011	-1.2%	-1.8%	-2.5%	-3.4%	22	0.2	20.6%	23.4%	24.2%	$1,959.6	16.4%	$11,978.1
2010	28.1%	27.2%	26.7%	24.8%	23	0.4				$1,877.2	16.7%	$11,215.0
2009	35.0%	34.3%	34.4%	27.7%	21	0.5				$1,559.7	16.7%	$9,322.6
2008	-26.4%	-26.7%	-36.8%	-32.0%	16	0.2				$917.4	14.0%	$6,538.0
2007	12.3%	11.7%	1.4%	-7.3%	14	0.3				$1,091.2	15.3%	$7,113.2
2006	22.2%	21.6%	16.2%	20.2%	9	0.2				$784.5	14.4%	$5,455.9
2005	20.8%	20.5%	8.1%	7.7%	4	0.1				$554.9	12.0%	$4,606.5
2004	28.1%	27.6%	18.3%	21.6%	2	0.1				$77.9	2.1%	$3,797.6
2003	34.1%	33.6%	45.5%	44.9%	2	0.3				$50.5	1.3%	$3,815.3
2002	1.2%	0.7%	-17.8%	-9.9%	2	0.1				$32.7	0.8%	$4,014.6
2001	-10.8%	-11.1%	1.2%	9.7%	2	1.4				$31.8	0.8%	$4,022.9

Composite Description: The SMidCap Composite consists of tax-exempt and taxable, fee-paying fully discretionary accounts invested primarily in equity securities with market capitalizations between $500 million and $8.0 billion and having comparable objectives.

Benchmark: The Russell 2500 Index is an unmanaged index of the shares of small and mid-sized U.S. companies. The Russell 2500 Index is constructed to provide a comprehensive and unbiased barometer for the small to mid-cap segment and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small to mid-cap opportunity set. The Russell 2500 includes the smallest 2500 securities in the Russell 3000. The Russell 2500 Value contains those Russell 2500 Index companies with lower-price-to-book ratios and lower forecasted growth.

Minimum Account Size: The minimum portfolio size for inclusion in the SMidCap Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for SMidCap institutional accounts is 0.85% on the first $25 million, negotiable thereafter.

Compliance Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2011.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The SmidCap Composite has been examined for the periods January 1, 1995 through December 31, 2011. The verification and performance examination reports are available upon request.

SMIDCAP EQUITY COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Russell 2500	Russell 2500 Value
ANNUALIZED RETURNS				
1 Year	14.2 %	13.8 %	17.9 %	19.2 %
2 Years	6.2 %	5.7 %	7.2 %	7.3 %
3 Years	13.1 %	12.4 %	13.3 %	12.9 %
4 Years	13.2 %	12.5 %	10.3 %	10.4 %
5 Years	7.5 %	5.9 %	4.3 %	4.5 %
6 Years	8.3 %	7.7 %	3.8 %	2.5 %
7 Years	10.2 %	9.6 %	5.5 %	4.8 %
8 Years	11.5 %	10.9 %	5.8 %	5.2 %
9 Years	13.2 %	12.6 %	7.2 %	6.9 %
10 Years	15.1 %	14.6 %	10.5 %	10.2 %
11 Years	13.8 %	13.2 %	7.6 %	8.2 %
12 Years	11.5 %	11.0 %	7.0 %	8.3 %
13 Years	11.2 %	10.7 %	6.8 %	9.2 %
14 Years	12.4 %	11.9 %	8.0 %	8.7 %
15 Years	12.5 %	12.0 %	7.4 %	7.9 %
Since Inception (7/1/97)	13.3 %	12.8 %	8.0 %	8.7 %
CALENDAR YEARS				
2012	14.2 %	13.8 %	17.9 %	19.2 %
2011	-1.2 %	-1.8 %	-2.5 %	-3.4 %
2010	28.1 %	27.2 %	26.7 %	24.8 %
2009	35.0 %	34.3 %	34.4 %	27.7 %
2008	-25.4 %	-25.7 %	-36.8 %	-32.0 %
2007	12.3 %	11.7 %	1.4 %	-7.3 %
2006	22.2 %	21.6 %	16.2 %	20.2 %
2005	20.8 %	20.5 %	8.1 %	7.7 %
2004	28.1 %	27.6 %	18.3 %	21.6 %
2003	34.1 %	33.6 %	45.5 %	44.9 %
2002	1.2 %	0.7 %	-17.8 %	-9.9 %
2001	-10.8 %	-11.1 %	1.2 %	9.7 %
2000	7.4 %	7.0 %	4.3 %	20.8 %
1999	30.1 %	29.7 %	24.2 %	1.5 %
1998	13.7 %	13.0 %	0.4 %	-1.9 %

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source:* *© 2012 Factset Research Systems, Inc. All Rights Reserved.* **** Due to capacity constraints, this product closed to new investors effective October 1, 2009.***

WESTWOOD®

SMidCap Plus+ Disclosure Information

PERFORMANCE RESULTS: SMIDCAP PLUS+ COMPOSITE

July 1 2010 through December 31, 2012

Reporting Currency: USD — Creation Date July 2010

Year	Gross of Fees Return	Net of Fees Return	Russell 2500 Value	Russell MidCap Value	Number of Portfolios	Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012	15.4%	14.9%	19.2%	18.5%	11	0.5	n/a	n/a	$471.3	3.6%	$13,140.2
2011	1.8%	2.2%	3.4%	1.4%	13	0.3	n/a	n/a	$564.6	4.7%	$11,078.1
2010 [1]	30.6%	30.3%	26.8%	25.9%	1	0.0			$2.5	0.0%	$11,215.0

[1] Inception Date 7/1/10

Composite Description: The SMidCap Plus+ Composite consists of tax-exempt and taxable, fee-paying fully discretionary accounts invested primarily in equity securities with market captalizations between $2 billion and $15 billion and having comparable objectives. Composite is size weighted and includes accounts under management for a full month. Terminated accounts are included in the composite. The composite is available both gross and net of fees. There is no minimum portfolio size for inclusion in the SMidCap Plus+ composite. The Composite is benchmarked against the Russell 2500 Value.

Benchmark: The Russell 2500 Index is an unmanaged index of the shares of small and mid-sized U.S. companies. The Russell 2500 Index is constructed to provide a comprehensive and unbiased barometer for the small to mid-cap segment and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small to mid-cap opporunity set. The Russell 2500 includes the smallest 2500 securities in the Russell 3000. The Russell 2500 Value contains those Russell 2500 Index companies with lower-price-to-book ratios and lower forecasted growth.

The Russell Midcap Index measures the performance of the mid-cap segment of the U.S. equity universe. The Russell Midcap Index is a subset of the Russell 1000® Index. It includes approximately 800 of the smallest securities based on a combination of their market cap and current index membership. The Russell Midcap Index represents approximately 27% of the total market capitalization of the Russell 1000 companies. The Russell Midcap Index is constructed to provide a comprehensive and unbiased barometer for the mid-cap segment. The Index is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true mid-cap opportunity set. The Russell Midcap Value Index measures the performance of the mid-cap value segment of the U.S. equity universe. It includes those Russell Midcap Index companies with lower price-to-book ratios and lower forecasted growth values.

Fee Schedule: The standard fee schedule for SMidCap Plus+ institutional accounts is 0.80% on the first $10 million, negotiable thereafter.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation will be presented once we have 3 years of data. Standard deviation is not shown for periods before 2011, because it is not required.

Compliance Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2011. The verification report is available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The SmidCap Plus+ Composite has been examined for the periods July 1, 2010 through December 31, 2011. The verification and performance examination reports are available upon request.

SMIDCAP PLUS+ COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Russell 2500 Value	Russell MidCap Value
ANNUALIZED RETURNS				
1 Year	15.4 %	14.9 %	19.2 %	18.5 %
2 Years	6.5 %	6.0 %	7.3 %	8.1 %
Since Inception (7/1/10)	17.0 %	16.5 %	16.4 %	15.7 %
CALENDAR YEARS				
2012	15.4 %	14.9 %	19.2 %	18.5 %
2011	-1.8 %	-2.2 %	-3.4 %	-1.4 %
2010[1]	30.6 %	30.3 %	26.8 %	25.9 %

[1] Inception Date 7/1/10

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source:* *© 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

SmallCap Value Disclosure Information

PERFORMANCE RESULTS: SMALLCAP VALUE COMPOSITE

January 1, 2004 through December 31, 2012

Reporting Currency USD — Creation Date: January 2004

Year	Gross of Fees Return	Net of Fees Return	Russell 2000 Value	Number of Portfolios	Internal Disperson	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012	19.0%	18.4%	18.1%	9	0.4	19.3	19.9	$210.3	1.6%	$13,140.2
2011	-0.6%	-1.3%	-5.5%	9	0.6	23.5	26.1	$201.9	1.7%	$11,978.1
2010	24.6%	23.7%	24.5%	6	1.0			$204.6	1.8%	$11,215.0
2009	21.4%	20.6%	20.6%	11	0.3			$242.2	2.6%	$9,322.6
2008	-31.0%	-31.4%	-28.9%	9	0.4			$177.2	2.7%	$6,538.0
2007	3.6%	3.2%	-9.8%	5	0.9			$134.5	1.9%	$7,113.2
2006	24.1%	23.7%	23.5%	4	0.2			$125.7	2.3%	$5,455.9
2005	10.5%	10.1%	4.7%	3	0.5			$38.0	0.8%	$4,606.5
2004	28.4%	28.1%	22.3%	3	0.3			$37.7	1.0%	$3,797.6

Composite Description: The SmallCap Value composite consists of taxable and tax-exempt, fee-paying fully discretionary accounts whose main objective is to invest primarily in equity securities with market capitalizations between $100 million and $2.5 billion and having comparable objectives.

Benchmark: The Russell 2000 Value Index is an unmanaged index that measures the performance those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values.

Minimum Account Size: The minimum portfolio size for inclusion in the SmallCap Value Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for SmallCap Value institutional accounts is 1.00% on the first $10 million, negotiable thereafter.

Compliance Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2011.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The SmallCap Value Composite has been examined for the periods January 1, 1995 through December 31, 2011. The verfication and performance examination reports are available upon request.

SMALLCAP VALUE COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Russell 2000 Value
ANNUALIZED RETURNS			
1 Year	19.0 %	18.4 %	18.1 %
2 Years	8.7 %	8.1 %	5.6 %
3 Years	13.8 %	13.1 %	11.6 %
4 Years	15.6 %	14.9 %	13.8 %
5 Years	4.3 %	3.7 %	3.6 %
6 Years	4.2 %	3.6 %	1.2 %
7 Years	6.8 %	6.3 %	4.1 %
8 Years	7.3 %	6.7 %	4.2 %
9 Years	9.4 %	8.9 %	6.1 %
Since Inception (1/1/04)	9.4 %	8.9 %	6.1 %
CALENDAR YEARS			
2012	19.0 %	18.4 %	18.1 %
2011	-0.6 %	-1.3 %	-5.5 %
2010	24.6 %	23.7 %	24.5 %
2009	21.4 %	20.6 %	20.6 %
2008	-31.0 %	-31.4 %	-28.9 %
2007	3.6 %	3.2 %	-9.8 %
2006	24.1 %	23.7 %	23.5 %
2005	10.5 %	10.1 %	4.7 %
2004	28.4 %	28.1 %	22.3 %

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source:* *© 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

AllCap Value Disclosure Information

PERFORMANCE RESULTS: ALLCAP VALUE COMPOSITE

July 1, 2002 through December 31, 2012

Reporting Currency: USD

Creation Date: July 2002

Year	Gross of Fees Return	Net of Fees Return	Russell 3000 Value	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012	14.6%	14.0%	17.6%	9	0.19	17.1%	15.8%	$389.9	3.0%	$13,140.2
2011	-0.4%	-0.9%	-0.1%	8	0.24	19.4%	21.0%	$342.6	2.9%	$11,978.1
2010	18.6%	17.9%	16.2%	4	0.82			$103.3	0.9%	$11,215.0
2009	20.8%	20.2%	19.8%	4	0.00			$90.1	1.0%	$9,322.6
2008	-34.4%	-34.9%	-36.3%	1	0.00			$16.8	0.3%	$6,538.0
2007	11.5%	11.0%	-1.0%	3	0.00			$36.0	0.5%	$7,113.2
2006	20.0%	19.5%	22.3%	1	0.00			$16.5	0.3%	$5,455.9
2005	16.0%	15.7%	6.9%	1	0.00			$12.5	0.3%	$4,606.5
2004	19.5%	19.3%	16.9%	1	0.00			$2.5	0.1%	$3,797.6
2003	28.6%	28.4%	31.1%	1	0.00			$96.8	2.5%	$3,815.3
2002[1]	-12.9%	-13.0%	-11.7%	1	0.00			$40.0	1.0%	$4,014.0

[1] Inception Date 7/1/02

Composite Description: The AllCap Value Composite includes all taxable and tax-exempt, fee-paying fully discretionary accounts generally invested in equity securities with market capitalizations greater than $100 million at time of purchase and having comparable objectives.

Benchmark: The composite is benchmarked against the Russell 3000 Value Index. The Russell 3000 Value Index is an unmanaged index that measures the performance of those Russell 3000 companies with lower price-to-book ratios and lower forecasted growth values.

Minimum Account Size: The minimum portfolio size for inclusion in the AllCap Value Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for AllCap Value institutional separate account is 0.80% on the first $10 million, negotiable

Complaince Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31 2011.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The AllCap Value Composite has been examined for the periods January 1, 1995 through December 31, 2011. The verification and performance examination reports are available upon request.

ALLCAP VALUE COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Russell 3000 Value
ANNUALIZED RETURNS			
1 Year	14.6 %	14.0 %	17.6 %
2 Years	6.9 %	6.3 %	8.4 %
3 Years	10.6 %	10.0 %	10.9 %
4 Years	13.1 %	12.5 %	13.1 %
5 Years	1.4 %	0.8 %	0.8 %
6 Years	3.0 %	2.5 %	0.5 %
7 Years	5.3 %	4.8 %	3.4 %
8 Years	6.6 %	6.1 %	3.8 %
9 Years	7.9 %	7.5 %	5.2 %
10 Years	9.9 %	9.4 %	7.5 %
Since Inception (7/1/02)	7.9 %	7.5 %	5.9 %
CALENDAR YEARS			
2012	14.6 %	14.0 %	17.6 %
2011	-0.4 %	-0.9 %	-0.1 %
2010	18.6 %	17.9 %	16.2 %
2009	20.8 %	20.2 %	19.8 %
2008	-34.4 %	-34.9 %	-36.3 %
2007	11.5 %	11.0 %	-1.0 %
2006	20.0 %	19.5 %	22.3 %
2005	16.0 %	15.7 %	6.9 %
2004	19.5 %	19.3 %	16.9 %
2003	28.6 %	28.4 %	31.1 %
2002[1]	-12.9 %	-13.0 %	-11.7 %

[1] Inception Date: 7/1/02

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source: © 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

Income Opportunity Disclosure Information

PERFORMANCE RESULTS: INCOME OPPORTUNITY

January 1, 2003 through December 31, 2012

Reporting Currency: USD

Creation Date: January 2003

Year	Gross of Fees Return	Net of Fees Return	Custom Benchmark[1]	S&P 500	Nareit	3 Mo T-Bill	10 Yr Treas Note	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev Custom	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012	9.1%	8.7%	10.0%	16.0%	19.7%	0.1%	4.2%	9	0.4	6.7%	6.9%	$1,279.5	9.7%	$13,140.2
2011	8.1%	7.4%	7.3%	2.1%	8.3%	0.1%	17.0%	6	0.5	7.7%	11.7%	$750.5	6.0%	$11,078.1
2010	15.2%	14.5%	13.1%	15.1%	28.0%	0.1%	8.1%	3	0.8			$313.2	2.8%	$11,215.0
2009	13.9%	13.3%	12.0%	26.5%	28.0%	0.2%	-9.9%	3	1.3			$203.5	2.2%	$9,322.6
2008	-6.7%	-7.1%	-14.6%	-37.0%	-37.7%	1.8%	20.3%	3	4.3			$144.1	2.2%	$6,538.0
2007	0.8%	0.2%	1.0%	5.5%	-15.7%	4.7%	9.8%	3	1.1			$190.6	2.7%	$7,113.2
2006	14.1%	13.5%	13.7%	15.8%	35.1%	4.8%	1.4%	5	0.2			$235.0	4.3%	$5,455.9
2005	5.7%	5.4%	5.7%	4.9%	12.2%	3.0%	2.0%	20	0.3			$119.6	2.6%	$4,606.5
2004	16.8%	16.3%	12.0%	10.9%	31.6%	1.2%	4.9%	2	0.3			$32.7	0.9%	$3,797.6
2003	23.5%	23.2%	16.3%	28.7%	37.1%	1.1%	1.3%	2	0.2			$18.9	0.5%	$3,815.3

[1] 25%S&P500/25%Nareit Equity/25%Treasury Bill/25%10-Yr. Treasury Note

Composite Description: The Income Opportunity Composite includes all taxable and tax-exempt, fee-paying fully discretionary accounts whose main objective is to invest in securities with the intent of producing income for the portfolio.

Benchmark: The Income Opportunity Composite is compared to a four-part benchmark (25% S&P 500, 25% NAREIT, 25% 10-Yr Treasury, 25% 3-Month T-Bill), which is rebalanced monthly. The S&P 500 covers 500 companies of the US markets, is capitalization weighted, and includes a representative sample of leading companies in leading industries. The NAREIT Equity index is an index of all tax-qualified equity REITs listed on the NYSE, AMEX, and NASDAQ, which have 75% or more of their gross invested book assets invested directly or indirectly in the equity ownership of real estate. Investments cannot be made directly into the NAREIT Equity Index. The return of the 3-month Treasury bill and the 10-year Treasury note are calculated by Lehman Brothers each month and published in their Global Bond Index. All of the indices described above are unmanaged market indices. Westwood discontinued the use of the 45% S&P 500 and 55% LBG/C Intermediate benchmark on 1/1/05. The benchmark was no longer representative of the characteristics of the Composite.

Minimum Account Size: The minimum portfolio size for inclusion in the Income Opportunity Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark (custom benchmark) returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Name Change: In January 2006, the name of this composite was changed from the Dynamic Income Composite to the Income Opportunity Composite.

Fee Schedule: The standard fee schedule for Income Opportunity Institutional accounts is 0.80% on the first $25 million, negotiable thereafter.

Compliance Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2011.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The Income Opportunity Composite has been examined for the periods January 1, 1995 through December 31, 2011. The verification and performance examination reports are available upon request.

INCOME OPPORTUNITY COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Benchmark[1]	S&P 500	Nareit	3 Mo T-Bill	10 Yr Treas Note
ANNUALIZED RETURNS							
1 Year	9.1 %	8.7 %	10.0 %	16.0 %	19.7 %	0.1 %	4.2 %
2 Years	8.6 %	8.0 %	8.6 %	8.8 %	13.9 %	0.1 %	10.4 %
3 Years	10.7 %	10.1 %	10.1 %	10.9 %	18.4 %	0.1 %	9.7 %
4 Years	11.5 %	10.9 %	10.6 %	14.6 %	20.7 %	0.1 %	4.4 %
5 Years	7.6 %	7.1 %	5.0 %	1.7 %	5.7 %	0.5 %	7.4 %
6 Years	6.4 %	5.9 %	4.4 %	2.3 %	1.8 %	1.2 %	7.8 %
7 Years	7.5 %	6.9 %	5.6 %	4.1 %	5.0 %	1.7 %	6.8 %
8 Years	7.3 %	6.7 %	5.7 %	4.2 %	5.8 %	1.8 %	6.2 %
9 Years	8.3 %	7.8 %	6.3 %	4.9 %	9.3 %	1.8 %	6.1 %
10 Years	9.7 %	9.2 %	7.3 %	7.1 %	11.7 %	1.7 %	5.6 %
Since Inception (1/1/03)	9.7 %	9.2 %	7.3 %	7.1 %	11.7 %	1.7 %	5.6 %
2012	9.1 %	8.7 %	10.0 %	16.0 %	19.7 %	0.1 %	4.2 %
2011	8.1 %	7.4 %	7.3 %	2.1 %	8.3 %	0.1 %	17.0 %
2010	15.2 %	14.5 %	13.1 %	15.1 %	28.0 %	0.1 %	8.1 %
2009	13.9 %	13.3 %	12.0 %	26.5 %	28.0 %	0.2 %	-9.9 %
2008	-6.7 %	-7.1 %	-14.6 %	-37.0 %	-37.7 %	1.8 %	20.3 %
2007	0.8 %	-0.8 %	1.0 %	5.5 %	-15.7 %	4.7 %	9.8 %
2006	14.1 %	13.5 %	13.7 %	15.8 %	35.1 %	4.8 %	1.4 %
2005	5.7 %	5.4 %	5.7 %	4.9 %	12.2 %	3.0 %	2.0 %
2004	16.8 %	16.3 %	12.0 %	10.9 %	31.6 %	1.2 %	4.9 %
2003	23.5 %	23.2 %	16.3 %	28.7 %	37.1 %	1.1 %	1.3 %

[1]. 25%S&P500/25%Nareit Equity/25%Treasury Bill/25%10-Yr. Treasury Note

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source: © 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

Core Fixed Income Disclosure Information

PERFORMANCE RESULTS: FIXED INCOME COMPOSITE

January 1, 2001 through December 31, 2012

Reporting Currency: USD

Creation Date: January 1994

Year	Gross of Fees Return	Net of Fees Return	BCGC	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Percentage of Carve-Outs (%)	Total Composite Assets ($Mils)	Percentage of Firm Assets (%)	Total Firm Assets ($Mils)
2012	4.0%	3.8%	4.8%	3	0.2	2.0%	3.0%	0.0%	$109.0	0.8%	$13,140.2
2011	6.0%	5.8%	8.7%	3	0.3	2.6%	3.4%	0.0%	$117.9	1.0%	$11,938.1
2010	5.9%	5.6%	6.6%	3	0.1			0.0%	$105.8	0.9%	$11,215.0
2009	5.3%	5.0%	4.5%	6	0.4			17.5%	$117.2	1.3%	$9,322.6
2008	8.3%	8.0%	5.7%	6	0.4			16.6%	$110.9	1.7%	$6,538.0
2007	7.3%	7.1%	7.2%	7	0.2			23.9%	$151.8	2.1%	$7,113.2
2006	4.1%	3.8%	3.8%	7	0.1			26.7%	$128.6	2.4%	$5,455.9
2005	2.9%	2.6%	2.4%	7	0.2			26.4%	$86.8	1.9%	$4,606.5
2004	3.8%	3.5%	4.2%	7	0.2			33.1%	$74.0	1.9%	$3,797.6
2003	2.8%	2.5%	4.7%	10	0.2			31.0%	$70.3	2.1%	$3,013.3
2002	10.9%	10.6%	11.0%	13	0.2			30.6%	$105.7	2.6%	$4,014.6
2001	8.3%	7.8%	8.5%	12	0.1			34.1%	$97.4	2.4%	$4,022.9

Composite Description: A composite of taxable and tax-exempt, fee-paying fully discretionary accounts that typically invests in investment grade fixed income securities with duration of 4.5 to 6.5 years and having comparable objectives. Inception Date: January 1, 1985.

Benchmark: The Fixed Income Composite is benchmarked against the Barclays Government/Credit Index (LBG/C). The Barclays Government/Credit Index is an unmanaged market index consisting of approximately 5,300 corporate and government issues with at least $100 million outstanding for government issues and $25 million for corporates, and greater than one-year maturity. The index is a fully invested index.

Minimum Account Size: The minimum portfolio size for inclusion in the Fixed Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the compostie for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Carve-Out Method: Westwood utilizes the begining of period cash allocation method for all carve-out returns. Carve-Out returns were no longer utilized beginning January 1, 2010.

Fee Schedule: The standard fee schedule for Fixed Income institutional accounts is 0.40% on the first $10 million, negotiable thereafter.

Complaince Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 though December 31, 2011.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The Fixed Income Composite has been examined for the periods January 1, 1995 through December 31, 2011. The verification and performance examination reports are available upon request.

FIXED INCOME COMPOSITE RETURNS

ANNUALIZED RETURNS	Gross of Fees	Net of Fees	BCGC
1 Year	4.0 %	3.8 %	4.8 %
2 Years	5.0 %	4.8 %	6.8 %
3 Years	5.3 %	5.1 %	6.7 %
4 Years	5.3 %	5.0 %	6.2 %
5 Years	5.9 %	5.6 %	6.1 %
6 Years	6.1 %	5.9 %	6.3 %
7 Years	5.8 %	5.6 %	5.9 %
8 Years	5.5 %	5.2 %	5.5 %
9 Years	5.3 %	5.0 %	5.3 %
10 Years	5.0 %	4.8 %	5.3 %
11 Years	5.6 %	5.3 %	5.8 %
12 Years	5.8 %	5.5 %	6.0 %
13 Years	6.3 %	6.0 %	6.4 %
14 Years	5.8 %	5.4 %	5.8 %
15 Years	6.0 %	5.6 %	6.0 %
16 Years	6.2 %	5.9 %	6.3 %
17 Years	6.0 %	5.6 %	6.1 %
18 Years	6.6 %	6.3 %	6.8 %
19 Years	6.1 %	5.7 %	6.2 %
20 Years	6.4 %	6.0 %	6.4 %
21 Years	6.5 %	6.1 %	6.5 %
22 Years	7.0 %	6.6 %	6.9 %
23 Years	7.1 %	6.7 %	7.0 %
24 Years	7.3 %	6.9 %	7.3 %
25 Years	7.4 %	7.0 %	7.3 %
26 Years	7.3 %	6.9 %	7.1 %
27 Years	7.5 %	7.1 %	7.4 %
28 Years	8.0 %	7.6 %	7.8 %
Since Inception (1/1/85)	8.0 %	7.6 %	7.8 %

FIXED INCOME COMPOSITE RETURNS

CALENDAR YEARS	Gross of Fees	Net of Fees	BCGC
2012	4.0 %	3.8 %	4.8 %
2011	6.0 %	5.8 %	8.7 %
2010	5.9 %	5.6 %	6.6 %
2009	5.3 %	5.0 %	4.5 %
2008	8.3 %	8.0 %	5.7 %
2007	7.3 %	7.1 %	7.2 %
2006	4.1 %	3.8 %	3.8 %
2005	2.9 %	2.6 %	2.4 %
2004	3.8 %	3.5 %	4.2 %
2003	2.8 %	2.5 %	4.7 %
2002	10.9 %	10.6 %	11.0 %
2001	8.3 %	7.8 %	8.5 %
2000	12.6 %	12.1 %	11.9 %
1999	-1.0 %	-1.5 %	-2.2 %
1998	8.9 %	8.3 %	9.5 %
1997	9.8 %	9.4 %	9.8 %
1996	2.8 %	2.3 %	2.9 %
1995	17.6 %	17.3 %	19.2 %
1994	-3.5 %	-3.9 %	-3.5 %
1993	12.7 %	12.2 %	11.0 %
1992	8.4 %	8.0 %	7.6 %
1991	18.1 %	17.6 %	16.1 %
1990	9.2 %	8.7 %	8.3 %
1989	12.1 %	11.5 %	14.2 %
1988	9.3 %	0.0 %	7.0 %
1987	6.4 %	5.9 %	2.3 %
1986	12.9 %	12.3 %	15.6 %
1985	22.8 %	22.3 %	21.3 %

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source: © 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

Balanced Disclosure Information

PERFORMANCE RESULTS: BALANCED COMPOSITE

January 1, 2001 through December 31, 2012

Reporting Currency: USD

Creation Date: January 1994

Year	Gross of Fees Return	Net of Fees Return	60% S&P 500/40% BCG/C	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012	12.2%	11.5%	11.6%	1	0.0	10.1%	8.5%	$12.0	0.1%	$13,140.2
2011	3.4%	2.8%	5.1%	1	0.0	11.8%	11.3%	$10.8	0.1%	$11,978.1
2010	10.2%	9.6%	12.2%	2	0.0			$31.9	0.3%	$11,215.0
2009	11.2%	10.7%	17.7%	2	0.1			$31.2	0.3%	$9,322.6
2008	-18.5%	-19.0%	-21.9%	2	0.1			$28.9	0.4%	$6,538.0
2007	10.8%	10.1%	6.3%	3	0.2			$65.0	0.9%	$7,113.2
2006	13.4%	12.7%	10.9%	3	0.2			$57.6	1.1%	$5,455.9
2005	10.9%	10.2%	4.0%	3	0.2			$49.5	1.1%	$4,606.5
2004	9.4%	8.8%	8.2%	4	0.1			$73.5	1.9%	$3,797.6
2003	16.1%	15.3%	18.8%	3	0.2			$48.5	1.3%	$3,815.3
2002	-4.8%	-5.4%	-9.5%	5	0.5			$87.0	2.2%	$4,014.6
2001	-1.1%	-1.7%	-3.7%	6	0.3			$164.1	4.1%	$4,022.9

Composite Description: A composite of taxable and tax-exempt, fee-paying fully discretionary accounts invested in LargeCap Equity and investment grade fixed income securities and having comparable objectives The typical allocation for the composite is 60% equity and 40% fixed income. Inception Date: January 1, 1987

Benchmark: The Balanced composite is benchmarked 60% against the S&P 500 Index and 40% against the Barclays Government/Credit Index (BCG/C) and is rebalanced monthly. The S&P 500 Index covers 500 companies of the U.S. markets, is capitalization weighted, and includes a representative sample of leading companies in leading industries. The S&P 500 Index is an unmanaged market index. The Barclays Government/Credit Index (BCG/C) is an unmanaged market index consisting of approximately 5,300 corporate and government issues with at least $100 million outstanding for government issues and $25 million for corporates, and greater than one-year maturity. The index is a fully invested index.

Minimum Account Size: The minimum portfolio size for inclusion in the Balanced Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the compostie for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for Balanced institutional accounts is 0.625% on the first $25 million, negotiable thereafter.

Complaince Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2011.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The Balanced Composite has been examined for the periods January 1, 1995 through December 31, 2011. The verification and performance examination reports are available upon request.

	BALANCED COMPOSITE RETURNS Gross of Fees	BALANCED COMPOSITE RETURNS Net of Fees	60% S&P500 / 40% BCG/C
ANNUALIZED RETURNS			
1 Year	12.2 %	11.5 %	11.6 %
2 Years	7.7 %	7.1 %	8.3 %
3 Years	8.6 %	7.9 %	9.6 %
4 Years	9.2 %	8.6 %	11.5 %
5 Years	3.0 %	2.4 %	3.9 %
6 Years	4.3 %	3.7 %	4.3 %
7 Years	5.5 %	4.9 %	5.2 %
8 Years	6.2 %	5.6 %	5.0 %
9 Years	6.5 %	5.9 %	5.4 %
10 Years	7.5 %	6.8 %	6.7 %
11 Years	6.3 %	5.7 %	5.1 %
12 Years	5.6 %	5.0 %	4.3 %
13 Years	6.2 %	5.6 %	3.9 %
14 Years	6.3 %	5.7 %	4.4 %
15 Years	6.8 %	6.2 %	5.5 %
16 Years	7.8 %	7.1 %	6.5 %
17 Years	8.3 %	7.7 %	7.0 %
18 Years	9.5 %	8.8 %	8.2 %
19 Years	9.0 %	8.3 %	7.7 %
20 Years	9.3 %	8.6 %	7.8 %
21 Years	9.2 %	8.6 %	7.8 %
22 Years	9.8 %	9.2 %	8.5 %
23 Years	9.4 %	8.7 %	8.2 %
24 Years	10.0 %	9.4 %	8.9 %
25 Years	10.2 %	9.6 %	9.0 %
26 Years	10.2 %	9.5 %	8.9 %
Since Inception (1/1/87)	10.2 %	9.5 %	8.9 %

	BALANCED COMPOSITE RETURNS Gross of Fees	BALANCED COMPOSITE RETURNS Net of Fees	60% S&P500 / 40% BCG/C
CALENDAR YEARS			
2012	12.2 %	11.5 %	11.6 %
2011	3.4 %	2.8 %	5.1 %
2010	10.2 %	9.6 %	12.2 %
2009	11.2 %	10.7 %	17.7 %
2008	-18.5 %	-19.0 %	-21.9 %
2007	10.8 %	10.1 %	6.3 %
2006	13.4 %	12.7 %	10.9 %
2005	10.9 %	10.2 %	4.0 %
2004	9.4 %	8.8 %	8.3 %
2003	16.1 %	15.3 %	18.8 %
2002	-4.8 %	-5.4 %	-9.5 %
2001	-1.1 %	-1.7 %	-3.7 %
2000	13.3 %	12.4 %	-0.9 %
1999	7.6 %	7.0 %	11.4 %
1998	14.0 %	13.2 %	21.4 %
1997	23.6 %	22.8 %	23.7 %
1996	17.5 %	16.8 %	14.7 %
1995	30.5 %	29.4 %	30.0 %
1994	0.3 %	-0.2 %	-0.6 %
1993	15.7 %	14.8 %	10.5 %
1992	8.0 %	7.5 %	7.7 %
1991	23.2 %	22.6 %	24.8 %
1990	1.1 %	0.5 %	1.6 %
1989	28.7 %	24.1 %	24.6 %
1988	15.9 %	15.2 %	13.0 %
1987	8.0 %	7.5 %	5.5 %

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source:* *© 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

Emerging Markets Disclosure Information

PERFORMANCE RESULTS: EMERGING MARKETS

July 1, 2012 through December 31, 2012

Reporting Currency: USD — Creation Date: July 2012

Year	Gross of Fees Return	Net of Fees Return	MSCI Emerging Markets Index	Number of Portfolios	Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012 [1]	12.5%	12.4%	13.9%	5	0.2	n/a	n/a	$535.5	4.1%	$13,140.2

[1] Inception Date 7/1/12

Composite Description: The Emerging Markets Composite consists of tax-exempt and taxable, fee-paying fully discretionary accounts invested primarily in common stocks of 70-90 companies that are located, or have primary operations, in emerging market economies and have market capitalizations greater than USD $500 million. Composite is size weighted and includes accounts under management for a full month. Terminated accounts are included in the composite. The composite is available both gross and net of fees. There is no minimum portfolio size for inclusion in the Emerging Markets composite. The Composite is benchmarked against the MSCI Emerging Markets Free Total Return Index.

Benchmark: The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. The MSCI Emerging Markets Index consists of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Fee Schedule: The standard fee schedule for Emerging Markets institutional accounts is 0.95% on the first $25 million, negotiable thereafter.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation will be presented once we have 3 years of data.

Compliance Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verifed for the periods January 1, 1995 through December 31, 2011. The verification report is available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

EMERGING MARKETS COMPOSITE RETURNS

	Gross of Fees	Net of Fees	MSCI Emerging Markets Index
ANNUALIZED RETURNS			
Since Inception (7/1/12)	12.5 %	12.4 %	13.9 %

[1] Inception Date 7/1/12

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source:* *© 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

Emerging Markets Plus Disclosure Information

PERFORMANCE RESULTS: EMERGING MARKETS PLUS

July 1, 2012 through December 31, 2012

Reporting Currency: USD | Creation Date: July 2012

Year	Gross of Fees Return	Net of Fees Return	MSCI Emerging Markets Index	Number of Portfolios	Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012 [1]	13.2%	13.2%	13.9%	2	0.0	n/a	n/a	$104.2	0.8%	$13,140.2

[1] Inception Date 7/1/12

Composite Description: The Emerging Markets Plus Composite consists of tax-exempt and taxable, fee-paying fully discretionary accounts invested primarily in common stocks of 50-70 companies that are located, or have primary operations, in emerging market economies and have market capitalizations greater than USD $1.5 billion. Composite is size weighted and includes accounts under management for a full month. Terminated accounts are included in the composite. The composite is available both gross and net of fees. There is no minimum portfolio size for inclusion in the Emerging Markets composite. The Composite is benchmarked against the MSCI Emerging Markets Free Total Return Index.

Benchmark: The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. The MSCI Emerging Markets Index consists of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Fee Schedule: The standard fee schedule for Emerging Markets Plus institutional accounts is 0.95% on the first $25 million, negotiable

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation will be presented once we have 3 years of data.

Compliance Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2011. The verification report is available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

EMERGING MARKETS PLUS COMPOSITE RETURNS

	Gross of Fees	Net of Fees	MSCI Emerging Markets Index
ANNUALIZED RETURNS			
Since Inception (7/1/12)	13.2 %	13.2 %	13.9 %

[1] Inception Date 7/1/12

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source: © 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

Global Equity Disclosure Information

PERFORMANCE RESULTS: GLOBAL EQUITY

July 1, 2012 through December 31, 2012

Reporting Currency: USD — Creation Date: July 2012

Year	Gross of Fees Return	Net of Fees Return	MSCI ACWI	Number of Portfolios	Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012 [1]	12.3%	12.1%	10.2%	3	0.1	n/a	n/a	$220.4	1.7%	$12,140.2

[1] Inception Date 7/1/12

	GLOBAL EQUITY COMPOSITE RETURNS Gross of Fees	Net of Fees	MSCI ACWI
ANNUALIZED RETURNS			
Since Inception (7/1/12)	12.3 %	12.1 %	10.2 %

[1] Inception Date 7/1/12

Composite Description: The Global Equity Composite consists of tax-exempt and taxable, fee-paying fully discretionary accounts invested primarily in common stocks of 65-85 companies throughout the world, including the U.S. Composite is size weighted and includes accounts under management for a full month. Terminated accounts are included in the composite. The composite is available both gross and net of fees. There is no minimum portfolio size for inclusion in the Global Equity composite. The Composite is benchmarked against the MSCI ACWI Index.

Benchmark: The MSCI ACWI Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets. The MSCI ACWI consists of 45 country indices comprising 24 developed and 21 emerging market country indices. The developed market country indices included are: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The emerging market country indices included are: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Fee Schedule: The standard fee schedule for Global Equity institutional accounts is 0.85% on the first $10 million, negotiable thereafter.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation will be presented once we have 3 years of data.

Compliance Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2011. The verification report is available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source:* *© 2012 Factset Research Systems, Inc. All Rights Reserved.*

WESTWOOD®

Global Dividend Disclosure Information

PERFORMANCE RESULTS: GLOBAL DIVIDEND

July 1, 2012 through December 31, 2012

Reporting Currency: USD — Creation Date: July 2012

Year	Gross of Fees Return	Net of Fees Return	MSCI ACWI	Number of Portfolios	Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
2012[1]	11.8%	11.8%	10.2%	2	0.0	n/a	n/a	$16.8	0.1%	$13,140.2

[1] Inception Date 7/1/12

Composite Description: The Global Dividend Composite consists of tax-exempt and taxable, fee-paying fully discretionary accounts invested primarily in common stocks of 65-90 companies throughout the world, including the U.S. Composite is size weighted and includes accounts under management for a full month. Terminated accounts are included in the composite. The composite is available both gross and net of fees. There is no minimum portfolio size for inclusion in the Global Dividend composite. The Composite is benchmarked against the MSCI ACWI Index.

Benchmark: The MSCI ACWI Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets. The MSCI ACWI consists of 45 country indices comprising 24 developed and 21 emerging market country indices. The developed market country indices included are: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The emerging market country indices included are: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Fee Schedule: The standard fee schedule for Global Dividend institutional accounts is 0.85% on the first $10 million, negotiable thereafter.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation will be presented once we have 3 years of data.

Compliance Statement: Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2011. The verification report is available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

GLOBAL DIVIDEND COMPOSITE RETURNS	Gross of Fees	Net of Fees	MSCI ACWI
ANNUALIZED RETURNS			
Since Inception (7/1/12)	11.8 %	11.8 %	10.2 %

[1] Inception Date 7/1/12

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

Beginning July 1, 1998, all portfolios are valued on a daily basis. Prior to this date, the portfolios were valued on a monthly basis. Accounts meeting the composite criterion, beginning January 1, 2002, are included in the composite in the first full month under management. Prior to this, accounts were included in the Composite during their first full quarter under management. Purchase and Sale transactions are recorded as of trade date. The currency used to express performance in all composites is US dollars. Policies for valuing portfolios, calculating performance, and preparing compliant presentations are available upon request.

The comparative index returns include interest and dividend income but do not include costs or management fees.

Performance results that are presented gross of fees are presented before management fees but after the deduction of all trading expenses. Performance results net of fees reflect the actual rate of investment management fees paid by each client and after the deduction of all trading expenses. Actual investment management fees billed are deducted from each account within the composites. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Westwood Management Corp. claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management Corp. has been independently verified for periods January 1, 1995 through December 31, 2011. The verification reports are available upon request.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. Verification does not ensure the accuracy of any specific composite presentation.

Past performance is no guarantee of future results. *Benchmark Data Source:* *© 2012 Factset Research Systems, Inc. All Rights Reserved.*

IMPORTANT INFORMATION
ABOUT YOUR PRIVACY
BECAUSE YOUR TRUST IS SO IMPORTANT
Your trust is the cornerstone of our relationship.  That is why we work so diligently to safeguard your privacy.  The information that you provide us is kept in the strictest of confidence.  We have no intentions of selling personal information about our clients to third-party businesses.  We are proud to make that commitment to you, because your trust is the foundation of our business.
The following privacy policy explains how we use and protect the information about our clients.  We ask that you read it carefully.
A nonaffiliated third party is a person we do not employ or a company that is not an affiliate of ours.  This is also known as nonaffiliated third party, or simply, an “other party.”
THE INFORMATION WE COLLECT
We collect information about you from the following sources:
• Information you give us on applications or other forms
• Information about your transactions with us
• Information about your transactions with our affiliates
INFORMATION WE DISCLOSE ABOUT YOU
We do NOT disclose any information  about you to anyone, except as permitted by law.  This might include disclosures necessary to service your account, perform joint marketing or prevent unauthorized transactions.
Destruction of Sensitive Data.  All records and data are properly shredded prior to disposal.
Destruction of documents is handled by authorized employees and/or bonded companies when the shredding of large quantities of documents is required.
THE CONFIDENTIALITY, SECURITY, AND INTEGRITY OF YOUR INFORMATION
We restrict access to information about you to those employees who need to know that information to provide products or services to you.  We maintain physical, electronic, and procedural safeguards to protect this information.
INFORMATION ABOUT FORMER CLIENTS
We have the same policy about disclosing information about former clients as we do about current clients.  We do not retrieve account or personal information from visitors who browse the public areas of our website.  Westwoodgroup.com does use “HTTP cookies” – tiny pieces of information that we ask your browser to store.  However, we make very limited use of these cookies for website statistical information only.  We do NOT use them to learn your e-mail address, or to view data in cookies created by other websites.  We will not share the information in our cookies or give others access to it.
WESTWOOD TRUST DEPARTMENT OF BANKING DISCLAIMER
Westwood Trust is chartered under the laws of the State of Texas and by state law is subject to regulatory oversight by the Texas Department of Banking.  Any consumer wishing to file a complaint against Westwood Trust should contact the Texas Department of Banking through one of the means indicated below:
In Person or U.S. Mail: 2601 North Lamar Boulevard, Suite 300, Austin, Texas 78705-4294
Fax No.: (512) 475-1313
E-mail: consumer.complaints@banking.state.tx.us
Website: www.banking.state.tx.us
NOTICE OF YOUR FINANCIAL PRIVACY RIGHTS
We, our, and us, when used in this notice, mean Westwood Management Corp., Westwood Trust, and
Westwood Holdings Group, Inc.
This is our privacy notice for our clients.  When we use the words “you” and “your” we mean the following types of clients:
•Our consumer clients who have a continuing relationship by purchasing or holding financial products or services such as a(n):
•Self-directed Individual Retirement Account
•Financial, investment, or economic advisory services
•Mutual fund shares
•All persons who use our trust department
•All IRA accounts for which we act as custodian
•Former clients
We will tell you the sources of the information we collect about you. We willtell you what measures we take to secure that information.  We first define some terms.
Nonpublic personal information means information about you that we collect in connection with providing a financial product or service to you. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. Therefore, when you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. Federal law requires us to screen new clients through the Office of Foreign Assets Control “Specially Designated
National & Blocked Persons” list and/or the Financial Crimes Enforcement Network (FinCEN).
Nonpublic personal information does not include information that is available from public sources, such as telephone directories or government records.  Hereafter, we will use the term “information”
to
mean nonpublic personal information as defined in this section.
An affiliate is a company we own or control, a company that owns or controls us, or a company that is owned or controlled by the same company that owns or controls us.  Ownership does not mean complete ownership, but means owning enough to have control.